Exhibit 99.1

NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS

RECORD FULL YEAR EARNINGS OF $2.38 PER SHARE FOR 2014, UP 8.7% FROM FULL YEAR 2013

•	Earnings per share of $0.59 for 2014 fourth quarter, up from $0.50 per share in the fourth quarter of 2013
•	Net Income of $5.8 million for 2014 fourth quarter compared to $5.1 million in the fourth quarter of 2013
•	Net Interest Margin of 3.76%, up from 3.61% in the fourth quarter of 2013
•	Loan growth $10.3 million during the quarter
•	Deposit growth $30.2 million during the quarter
•	Non-performing loans down 13% from prior year end

DEFIANCE, OHIO (January 19, 2015) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today record net income for the fiscal year ended December 31, 2014 totaling $23.7 million, or $2.38 per diluted common share, compared to $22.2 million or $2.19 per diluted common share for the year ended December 31, 2013. For the fourth quarter 2014, First Defiance earned $5.8 million, or $0.59 per diluted common share compared to $5.1 million; or $0.50 per diluted common share for the fourth quarter of 2013.

“Our strong fourth quarter results capped another year of record earnings for First Defiance,” said Donald P. Hileman, President and CEO of First Defiance Financial Corp. “We were very pleased to see our business expand, profitability improve and shareholder returns grow in 2014 and look forward to building upon this success in 2015.”

Net Interest Income up from fourth quarter 2013

Net interest income of $18.1 million in the fourth quarter of 2014 was up from $17.0 million in the fourth quarter of 2013. The net interest margin increased to 3.76% in the fourth quarter of 2014 compared with 3.61% in the fourth quarter of 2013 and 3.73% in the third quarter of 2014. Yield on interest earning assets increased by 12 basis points, to 4.09% in the fourth quarter of 2014 from 3.97% in the fourth quarter of 2013. The cost of interest-bearing liabilities decreased by 4 basis points in the fourth quarter of 2014 to 0.42% from 0.46% in the fourth quarter of 2013.

1

“An improved earning asset mix led to continued expansion of our net interest margin this quarter. Strong loan growth over the second half of 2014 has enabled our margin to grow to 3.76% this quarter from 3.61% a year ago,” said Hileman. “Our net interest income increased over $1 million this quarter from the same quarter last year.”

Non-Interest Income up from fourth quarter 2013

First Defiance’s non-interest income for the fourth quarter of 2014 was $7.3 million compared with $6.5 million in the fourth quarter of 2013. The fourth quarter of 2013 included $337,000 of securities losses recognized on CDOs. Mortgage banking income was $1.3 million in the fourth quarter of 2014, even with the fourth quarter of 2013. Gains from the sale of mortgage loans decreased in the fourth quarter of 2014 to $734,000 from $756,000 in the fourth quarter of 2013. Mortgage loan servicing revenue was $900,000 in the fourth quarter of 2014, down slightly from $918,000 in the fourth quarter of 2013. The Company had a positive change in the valuation adjustment in mortgage servicing rights (“MSR”) of $11,000 in the fourth quarter of 2014 compared with a negative adjustment of $4,000 in the fourth quarter of 2013.

Service fees and other charges were $2.8 million in the fourth quarter of 2014, up from $2.5 million in the fourth quarter of 2013 due to the benefits of new fee structures and product redesigns implemented in the third quarter this year.

Income from the sale of insurance and investment products was $2.2 million in the fourth quarter of 2014, up from $2.1 million in the fourth quarter of 2013.

“Our fourth quarter fee income also reflects a significant increase over the prior year with insurance, bank services, and wealth management all posting healthy revenue gains,” stated Hileman. “Growing our fee income businesses remains a strategic emphasis for our company.”

Non-Interest Expenses up from fourth quarter 2013

Total non-interest expense was $17.0 million in the fourth quarter of 2014, an increase from $16.0 million in the fourth quarter of 2013.

Compensation and benefits increased to $9.1 million in the fourth quarter of 2014 compared to $8.3 million in the fourth quarter of 2013. The increase in compensation and benefits is mainly related to higher medical and life insurance costs and merit increases from a year ago. Data processing cost increased to $1.5 million in the fourth quarter of 2014 from $1.3 million in the fourth quarter of 2013. Other non-interest expense was $3.8 million in the fourth quarter of 2014, an increase from $3.5 million in the fourth quarter of 2013.

Credit Quality

Non-performing loans totaled $24.1 million at December 31, 2014, a decrease from $27.8 million at December 31, 2013. In addition, First Defiance had $6.2 million of real estate owned at December 31, 2014 compared to $5.9 million at December 31, 2013. Accruing troubled debt restructured loans were $24.7 million at December 31, 2014 compared with $27.6 million at December 31, 2013. For the fourth quarter of 2014, First Defiance recorded $37,000 of net recoveries versus net charge-offs of $1.5 million in the fourth quarter of 2013. The allowance for loan loss as a percentage of total loans was 1.50% at December 31, 2014 compared with 1.58% at December 31, 2013.

2

The fourth quarter results include expense for provision for loan losses of $162,000, compared with $475,000 for the same period in 2013.

“Credit quality remains much improved with non-performing assets down 10.1 percent from the prior year,” said Hileman. “Lower provision expense has strengthened our earnings, and our focus on further reductions to non-performing assets will continue in 2015.”

Annual Results

For the full year ended December 31, 2014, net income was $23.7 million, up 6.8% from $22.2 million in 2013. Net interest income for 2014 totaled $69.7 million, compared with $67.6 million for 2013. Average interest-earning assets increased to $1.95 billion for 2014, compared to $1.85 billion in 2013. Net interest margin for 2014 was 3.68%, down 8 basis points from the 3.76% margin for 2013.

The provision for loan losses for 2014 was $1.1 million, compared to $1.8 million in 2013.

Non-interest income for the year 2014 was $31.6 million, compared to $30.8 million in 2013. Service fees and other charges were $10.3 million for 2014, up from $10.0 million in 2013. Mortgage banking income decreased to $5.6 million for 2014, compared with $8.4 million in 2013. Insurance and investment sales revenues increased to $9.9 million for 2014, compared with $9.6 million for 2013. Non-interest income for 2014 included $932,000 of net securities gains compared to $240,000 of net securities losses for 2013. In addition, 2014 included a $903,000 tax-free benefit from a bank-owned life insurance policy and a $498,000 tax-free gain recognized through the company’s deferred compensation plan trust.

Non-interest expense increased to $66.8 million for 2014 from $65.1 million in 2013. Compensation and benefits expense was $35.5 million for 2014 compared with $34.3 million for 2013 primarily due to merit increases and higher medical and life insurance costs offset by lower incentive expenses resulting from management changes. Data processing expense increased to $5.9 million in 2014 from $5.1 million in 2013 mainly due to increased electronic transaction volumes and product delivery enhancements. Other expense was $14.4 million in 2014 up from $13.5 million in 2013 primarily due to the $786,000 cost recorded in the first quarter for terminating a merger agreement.

Total Assets at $2.18 Billion

Total assets at December 31, 2014 were $2.18 billion, compared to $2.14 billion at December 31, 2013. Net loans receivable (excluding loans held for sale) were $1.62 billion at December 31, 2014, compared to $1.56 billion at December 31, 2013. Total cash and cash equivalents were $112.9 million at December 31, 2014 compared with $179.3 million at December 31, 2013. Also, at December 31, 2014, goodwill and other intangible assets totaled $63.9 million compared to $65.0 million at December 31, 2013.

3

Total deposits at December 31, 2014 were $1.76 billion compared with $1.74 billion at December 31, 2013. Non-interest bearing deposits at December 31, 2014 were $379.6 million compared to $348.9 million at December 31, 2013. Total stockholders’ equity was $279.0 million at December 31, 2014 compared to $272.1 million at December 31, 2013.

Dividend to be paid February 27

The Board of Directors declared a quarterly cash dividend of $0.175 per common share payable February 27, 2015 to shareholders of record at the close of business on February 20, 2015. The dividend represents an annual dividend of 2.10% percent based on the First Defiance common stock closing price on January 16, 2015. First Defiance has approximately 9,209,177 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (ET) on Tuesday, January 20, 2015 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef150120.html.

Replay of the Internet Webcast will be available at www.fdef.com until January 20, 2016.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full-service branches and 43 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with five offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

4

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	December 31,	December 31,
(in thousands)	2014	2013

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$41,936	$36,318
Interest-bearing deposits	71,000	143,000
	112,936	179,318
Securities
Available-for sale, carried at fair value	239,321	198,170
Held-to-maturity, carried at amortized cost	313	387
	239,634	198,557

Loans	1,646,786	1,580,448
Allowance for loan losses	(24,766)	(24,950)
Loans, net	1,622,020	1,555,498
Loans held for sale	4,535	9,120
Mortgage servicing rights	9,012	9,106
Accrued interest receivable	6,037	5,778
Federal Home Loan Bank stock	13,802	19,350
Bank Owned Life Insurance	47,013	42,715
Office properties and equipment	40,496	38,597
Real estate and other assets held for sale	6,181	5,859
Goodwill	61,525	61,525
Core deposit and other intangibles	2,395	3,497
Deferred taxes	-	565
Other assets	13,366	7,663
Total Assets	$2,178,952	$2,137,148

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$379,552	$348,943
Interest-bearing deposits	1,381,261	1,386,849
Total deposits	1,760,813	1,735,792
Advances from Federal Home Loan Bank	21,544	22,520
Notes payable and other interest-bearing liabilities	54,759	51,919
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,309	1,519
Deferred Taxes	1,176	-
Other liabilities	23,314	17,168
Total Liabilities	1,899,998	1,865,001
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	878	878
Additional paid-in-capital	136,266	136,403
Accumulated other comprehensive income	4,114	545
Retained earnings	200,049	182,290
Treasury stock, at cost	(62,480)	(48,096)
Total stockholders’ equity	278,954	272,147
Total Liabilities and Stockholders’ Equity	$2,178,952	$2,137,148

5

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013
Interest Income:
Loans	$17,788	$17,037	$68,682	$68,077
Investment securities	1,719	1,397	6,575	5,596
Interest-bearing deposits	66	108	349	282
FHLB stock dividends	140	195	642	826
Total interest income	19,713	18,737	76,248	74,781
Interest Expense:
Deposits	1,293	1,399	5,283	5,913
FHLB advances and other	131	136	528	434
Subordinated debentures	148	149	587	601
Notes Payable	40	44	161	222
Total interest expense	1,612	1,728	6,559	7,170
Net interest income	18,101	17,009	69,689	67,611
Provision for loan losses	162	475	1,117	1,824
Net interest income after provision for loan losses	17,939	16,534	68,572	65,787
Non-interest Income:
Service fees and other charges	2,766	2,506	10,258	10,045
Mortgage banking income	1,270	1,324	5,602	8,443
Gain on sale of non-mortgage loans	102	49	181	101
Gain on sale of securities	1	-	932	97
Impairment on securities	-	(337)	-	(337)
Insurance commissions	2,219	2,089	9,859	9,627
Trust income	345	274	1,240	969
Income from Bank Owned Life Insurance	218	211	1,802	883
Other non-interest income	421	415	1,767	950
Total Non-interest Income	7,342	6,531	31,641	30,778
Non-interest Expense:
Compensation and benefits	9,075	8,310	35,543	34,301
Occupancy	1,778	1,733	6,683	6,970
FDIC insurance premium	332	359	1,419	1,616
Financial institutions tax	239	486	1,762	2,323
Data processing	1,523	1,313	5,856	5,125
Amortization of intangibles	269	296	1,102	1,241
Other non-interest expense	3,753	3,490	14,393	13,476
Total Non-interest Expense	16,969	15,987	66,758	65,052
Income before income taxes	8,312	7,078	33,455	31,513
Income taxes	2,508	1,991	9,714	9,278
Net Income	$5,804	$5,087	$23,741	$22,235

Earnings per common share:
Basic	$0.62	$0.52	$2.50	$2.28
Diluted	$0.59	$0.50	$2.38	$2.19

Average Shares Outstanding:
Basic	9,316	9,766	9,511	9,764
Diluted	9,801	10,198	9,975	10,171

6

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2014	2013	% change	2014	2013	% change
Summary of Operations

Tax-equivalent interest income (1)	$20,174	$19,143	5.4%	$78,046	$76,413	2.1%
Interest expense	1,612	1,728	(6.7)	6,559	7,170	(8.5)
Tax-equivalent net interest income (1)	18,562	17,415	6.6	71,487	69,243	3.2
Provision for loan losses	162	475	(65.9)	1,117	1,824	(38.8)
Tax-equivalent NII after provision for loan loss (1)	18,400	16,940	8.6	70,370	67,419	4.4
Investment Securities gains	1	-	NM	932	97	NM
Non-interest income (excluding securities gains/losses)	7,341	6,810	7.8	30,709	30,810	(0.3)
Non-interest expense	16,969	15,929	6.5	66,758	64,844	3.0
Income taxes	2,508	1,991	26.0	9,714	9,278	4.7
Net Income	5,804	5,087	14.1	23,741	22,235	6.8
Tax equivalent adjustment (1)	461	406	13.5	1,798	1,632	10.2
At Period End
Assets	2,178,952	2,137,148	2.0
Earning assets	1,975,757	1,950,475	1.3
Loans	1,646,786	1,580,448	4.2
Allowance for loan losses	24,766	24,950	(0.7)
Deposits	1,760,813	1,735,792	1.4
Stockholders’ equity	278,954	272,147	2.5
Average Balances
Assets	2,184,792	2,124,109	2.9	2,162,468	2,052,250	5.4
Earning assets	1,964,074	1,915,508	2.5	1,947,078	1,845,462	5.5
Loans	1,615,657	1,543,057	4.7	1,574,753	1,528,176	3.0
Deposits and interest-bearing liabilities	1,879,918	1,833,291	2.5	1,862,834	1,766,579	5.4
Deposits	1,764,908	1,719,319	2.7	1,750,184	1,661,895	5.3
Stockholders’ equity	278,944	270,856	3.0	276,537	265,065	4.3
Stockholders’ equity / assets	12.77%	12.75%	0.1	12.79%	12.92%	(1.0)
Per Common Share Data
Net Income
Basic	$0.62	$0.52	19.2	$2.50	$2.28	9.6
Diluted	0.59	0.50	18.0	2.38	2.19	8.7
Dividends	0.175	0.10	75.0	0.625	0.40	56.3
Market Value:
High	$35.70	$27.25	31.0	$35.70	$28.46	25.4
Low	26.95	23.31	15.6	24.24	18.42	31.6
Close	34.06	25.97	31.2	34.06	23.39	45.6
Common Book Value	30.11	27.91	7.9	30.11	27.91	7.9
Tangible Common Book Value	23.19	21.22	9.3	23.19	21.22	9.3
Shares outstanding, end of period (000)	9,235	9,720	(5.0)	9,235	9,720	(5.0)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.76%	3.61%	4.2	3.68%	3.76%	(2.1)
Return on average assets	1.05%	0.95%	10.9	1.10%	1.08%	1.3
Return on average equity	8.25%	7.45%	10.8	8.59%	8.39%	2.3
Efficiency ratio (2)	65.51%	65.75%	(0.4)	65.32%	64.81%	0.8
Effective tax rate	30.17%	28.13%	7.3	29.04%	29.44%	(1.4)
Dividend payout ratio (basic)	28.23%	19.23%	46.8	25.00%	17.54%	42.5

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM  Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2014	2013	2014	2013

Gain from sale of mortgage loans	$734	$756	$3,335	$5,716
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	900	918	3,552	3,564
Amortization of mortgage servicing rights	(375)	(346)	(1,401)	(2,098)
Mortgage servicing rights valuation adjustments	11	(4)	116	1,261
	536	568	2,267	2,727
Total revenue from sale and servicing of mortgage loans	$1,270	$1,324	$5,602	$8,443

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2014			2013
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,615,657	$17,833	4.38%	$1,543,057	$17,055	4.39%
Securities	238,553	2,135	3.65%	187,230	1,785	3.82%
Interest Bearing Deposits	96,062	66	0.27%	165,871	108	0.26%
FHLB stock	13,802	140	4.02%	19,350	195	4.00%
Total interest-earning assets	1,964,074	20,174	4.09%	1,915,508	19,143	3.97%
Non-interest-earning assets	220,718			208,601
Total assets	$2,184,792			$2,124,109
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,393,584	$1,293	0.37%	$1,382,526	$1,399	0.40%
FHLB advances and other	21,628	131	2.40%	22,604	136	2.39%
Subordinated debentures	36,128	148	1.63%	36,129	149	1.64%
Notes payable	57,254	40	0.28%	55,239	44	0.32%
Total interest-bearing liabilities	1,508,594	1,612	0.42%	1,496,498	1,728	0.46%
Non-interest bearing deposits	371,324	-	-	336,793	-	-
Total including non-interest-bearing demand deposits	1,879,918	1,612	0.34%	1,833,291	1,728	0.37%
Other non-interest-bearing liabilities	25,930			19,962
Total liabilities	1,905,848			1,853,253
Stockholders' equity	278,944			270,856
Total liabilities and stockholders' equity	$2,184,792			$2,124,109
Net interest income; interest rate spread		$18,562	3.67%		$17,415	3.51%
Net interest margin (3)			3.76%			3.61%
Average interest-earning assets to average interest bearing liabilities			130%			128%

	Twelve Months Ended December 31,
	2014			2013
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,574,753	$68,828	4.37%	$1,528,176	$68,147	4.46%
Securities	223,534	8,227	3.79%	191,039	7,158	3.78%
Interest Bearing Deposits	134,114	349	0.26%	106,742	282	0.26%
FHLB stock	14,677	642	4.37%	19,505	826	4.23%
Total interest-earning assets	1,947,078	78,046	4.01%	1,845,462	76,413	4.14%
Non-interest-earning assets	215,390			206,788
Total assets	$2,162,468			$2,052,250
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,399,507	$5,283	0.38%	$1,353,304	$5,913	0.44%
FHLB advances and other	21,995	528	2.40%	17,709	434	2.45%
Subordinated debentures	36,131	587	1.62%	36,133	601	1.66%
Notes payable	54,524	161	0.30%	50,842	222	0.44%
Total interest-bearing liabilities	1,512,157	6,559	0.43%	1,457,988	7,170	0.49%
Non-interest bearing deposits	350,677	-	-	308,591	-	-
Total including non-interest-bearing demand deposits	1,862,834	6,559	0.35%	1,766,579	7,170	0.41%
Other non-interest-bearing liabilities	23,097			20,606
Total liabilities	1,885,931			1,787,185
Stockholders' equity	276,537			165,065
Total liabilities and stockholders' equity	$2,162,468			$2,052,250
Net interest income; interest rate spread		$71,487	3.57%		$69,243	3.65%
Net interest margin (3)			3.68%			3.76%
Average interest-earning assets to average interest bearing liabilities			129%			127%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

9

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2014	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013
Summary of Operations
Tax-equivalent interest income (1)	$20,174	$19,751	$19,221	$18,900	$19,143
Interest expense	1,612	1,623	1,645	1,678	1,728
Tax-equivalent net interest income (1)	18,562	18,128	17,576	17,222	17,415
Provision for loan losses	162	406	446	103	475
Tax-equivalent NII after provision for loan losses (1)	18,400	17,722	17,130	17,119	16,940
Investment securities gains, net of impairment	1	460	471	-	(337)
Non-interest income (excluding securities gains/losses)	7,341	8,896	7,146	7,326	6,869
Non-interest expense	16,969	16,771	16,357	16,661	15,987
Income taxes	2,508	2,773	2,254	2,179	1,991
Net income	5,804	7,069	5,689	5,179	5,087
Tax equivalent adjustment (1)	461	465	447	426	406
At Period End
Total assets	$2,178,952	$2,151,079	$2,151,490	$2,163,659	$2,137,148
Earning assets	1,975,757	1,954,496	1,949,729	1,965,225	1,950,475
Loans	1,646,786	1,636,266	1,581,984	1,563,953	1,580,448
Allowance for loan losses	24,766	24,567	24,627	24,783	24,950
Deposits	1,760,813	1,730,645	1,741,812	1,760,617	1,735,792
Stockholders’ equity	278,954	278,233	276,449	274,877	272,147
Stockholders’ equity / assets	12.80%	12.93%	12.85%	12.70%	12.73%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,184,792	$2,153,226	$2,165,486	$2,146,369	$2,124,109
Earning assets	1,964,074	1,934,651	1,952,440	1,937,145	1,915,508
Loans	1,615,657	1,586,652	1,551,799	1,544,902	1,543,057
Deposits and interest-bearing liabilities	1,879,918	1,853,271	1,865,824	1,852,322	1,833,291
Deposits	1,764,908	1,738,494	1,756,098	1,741,237	1,719,319
Stockholders’ equity	278,944	276,968	276,490	273,745	270,856
Stockholders’ equity / assets	12.77%	12.86%	12.77%	12.75%	12.75%
Per Common Share Data
Net Income:
Basic	$0.62	$0.75	$0.59	$0.53	$0.52
Diluted	0.59	0.71	0.57	0.51	0.50
Dividends	0.18	0.15	0.15	0.15	0.10
Market Value:
High	$35.70	$29.00	$29.00	$28.23	$27.25
Low	26.95	26.99	26.50	24.24	23.31
Close	34.06	27.01	28.70	27.12	25.97
Common Book Value	30.11	29.60	28.96	28.38	27.91
Shares outstanding, end of period (in thousands)	9,235	9,371	9,515	9,653	9,720
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.76%	3.73%	3.62%	3.61%	3.61%
Return on average assets	1.05%	1.30%	1.05%	0.98%	0.95%
Return on average equity	8.25%	10.13%	8.25%	7.67%	7.45%
Efficiency ratio (2)	65.51%	62.06%	66.16%	67.87%	65.75%
Effective tax rate	30.17%	28.18%	28.38%	29.61%	28.13%
Common dividend payout ratio (basic)	28.23%	20.00%	25.42%	28.30%	19.23%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2014	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013
Loan Portfolio Composition
One to four family residential real estate	$206,437	$209,135	$199,886	$196,940	$195,752
Construction	112,385	116,809	108,478	82,049	86,058
Commercial real estate	840,488	834,443	801,923	809,071	819,618
Commercial	399,730	392,465	390,055	380,144	388,236
Consumer finance	15,466	16,616	15,800	16,346	16,902
Home equity and improvement	111,813	111,151	108,460	106,632	106,930
Total loans	1,686,319	1,680,619	1,624,602	1,591,182	1,613,496
Less:
Loans in process	38,653	43,548	41,874	26,487	32,290
Deferred loan origination fees	880	805	744	742	758
Allowance for loan loss	24,766	24,567	24,627	24,783	24,950
Net Loans	$1,622,020	$1,611,699	$1,557,357	$1,539,170	$1,555,498

Allowance for loan loss activity
Beginning allowance	$24,567	$24,627	$24,783	$24,950	$25,964
Provision for loan losses	162	406	446	103	475
Credit loss charge-offs:
One to four family residential real estate	61	95	42	228	175
Commercial real estate	505	246	39	228	1,097
Commercial	212	1,272	973	525	670
Consumer finance	1	16	12	11	7
Home equity and improvement	87	42	80	184	144
Total charge-offs	866	1,671	1,146	1,176	2,093
Total recoveries	903	1,205	544	906	604
Net charge-offs (recoveries)	(37)	466	602	270	1,489
Ending allowance	$24,766	$24,567	$24,627	$24,783	$24,950

Credit Quality
Total non-performing loans (1)	$24,130	$22,525	$24,863	$26,774	$27,847
Real estate owned (REO)	6,181	5,326	5,554	6,028	5,859
Total non-performing assets (2)	$30,311	$27,851	$30,417	$32,802	$33,706
Net charge-offs (recoveries)	(37)	466	602	270	1,489

Restructured loans, accruing (3)	24,686	26,579	26,975	26,654	27,630

Allowance for loan losses / loans	1.50%	1.50%	1.56%	1.58%	1.58%
Allowance for loan losses / non-performing assets	81.71%	88.21%	80.96%	75.55%	74.02%
Allowance for loan losses / non-performing loans	102.64%	109.07%	99.05%	92.56%	89.60%
Non-performing assets / loans plus REO	1.83%	1.70%	1.92%	2.09%	2.12%
Non-performing assets / total assets	1.39%	1.29%	1.41%	1.52%	1.58%
Net charge-offs / average loans (annualized)	-0.01%	0.12%	0.16%	0.07%	0.39%

Deposit Balances
Non-interest-bearing demand deposits	$379,552	$340,575	$355,268	$338,412	$348,943
Interest-bearing demand deposits and money market	727,729	739,292	717,506	740,783	715,939
Savings deposits	203,673	197,464	200,626	199,361	185,121
Retail time deposits less than $100,000	286,904	289,326	299,288	309,758	313,335
Retail time deposits greater than $100,000	162,955	163,988	169,124	172,303	172,454
Total deposits	$1,760,813	$1,730,645	$1,741,812	$1,760,617	$1,735,792

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

December 31, 2014
One to four family residential real estate	$206,437	$201,931	$1,174	$3,332
Construction	112,385	112,385	-	-
Commercial real estate	840,488	824,770	544	15,174
Commercial	399,730	394,671	66	4,993
Consumer finance	15,466	15,330	124	12
Home equity and improvement	111,813	109,993	1,201	619
Total loans	$1,686,319	$1,659,080	$3,109	$24,130

September 30, 2014
One to four family residential real estate	$209,135	$205,428	$654	$3,053
Construction	116,809	116,809	-	-
Commercial real estate	834,443	820,502	68	13,873
Commercial	392,465	386,266	669	5,530
Consumer finance	16,616	16,524	92	-
Home equity and improvement	111,151	109,937	1,145	69
Total loans	$1,680,619	$1,655,466	$2,628	$22,525

December 31, 2013
One to four family residential real estate	$195,752	$190,854	$1,625	$3,273
Construction	86,058	86,058	-	-
Commercial real estate	819,618	803,218	566	15,834
Commercial	388,236	379,889	20	8,327
Consumer finance	16,902	16,771	131	-
Home equity and improvement	106,930	105,211	1,306	413
Total loans	$1,613,496	$1,582,001	$3,648	$27,847

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